                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549




                                    FORM 8-K


                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


      Date of report (Date of earliest event reported):  January 12, 1998


                        COMPUTER LANGUAGE RESEARCH, INC.
             (Exact Name of Registrant as Specified in its Charter)





       Texas                       0-12311                     75-1297386
  (State or Other             (Commission File               (IRS Employer
  Jurisdiction of                  Number)                Identification No.)
   Incorporation)



            2395 Midway Road                                     75006
           Carrollton, Texas                                  (Zip Code)
(Address of Principal Executive Offices)




              Registrant's telephone number, including area code:
                                 (972) 250-7000
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Item 5.  Other Events.

         Computer Language Research, Inc., a Texas corporation (the "Company"), The Thomson Corporation, a corporation incorporated under the laws of Ontario, Canada ("Thomson"), and Sabre Acquisition, Inc., a Delaware corporation and a wholly owned subsidiary of Thomson ("Sabre"), have entered into an Agreement and Plan of Merger dated as of January 12, 1998 (the "Merger Agreement"), pursuant to which Thomson agreed to acquire all of the issued and outstanding shares of the Company's common stock, par value $.01 per share (the "Common Stock"), at a price of $22.50 per share in cash. The acquisition will be accomplished by means of a cash tender offer (the "Offer") at $22.50 per share net to tendering shareholders followed by a second step merger for the same consideration to acquire shares not tendered in the Offer. Simultaneously with the execution of the Merger Agreement, certain shareholders of the Company, including members of the Winn family, beneficially owning approximately 75% of the issued and outstanding shares of Common Stock (collectively, the "Majority Shareholders"), have entered into a Stock Purchase Agreement dated as of January 12, 1998 (the "Stock Purchase Agreement"), with Thomson and Sabre pursuant to which the Majority Shareholders have agreed to sell all of their shares of Common Stock at a price of $22.50 per share in cash. Pursuant to the Stock Purchase Agreement, the Majority Shareholders have agreed to tender all of their shares in the Offer. The Offer is conditioned upon, among other things, expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and is expected to close by mid-February.

Item 7.  Financial Statements and Exhibits.

         (c)     Exhibits.

         2.1 Agreement and Plan of Merger dated as of January 12, 1998, among The Thomson Corporation, Sabre Acquisition, Inc. and Computer Language Research, Inc.

         2.2 Stock Purchase Agreement dated as of January 12, 1998, among The Thomson Corporation, Sabre Acquisition, Inc. and certain stockholders of Computer Language Research, Inc.

         99.1 Joint Press Release of Computer Language Research, Inc. and The Thomson Corporation, dated January 13, 1998.
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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                  COMPUTER LANGUAGE RESEARCH, INC.



Date:  January 15, 1998           By:      /s/ Stephen T. Winn
                                           ------------------------------------
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                              INDEX TO EXHIBITS



EXHIBIT
NUMBER                               DESCRIPTION
-------                              -----------
  2.1             Agreement and Plan of Merger dated as of January 12, 1998, among the Thomson Corporation, Sabre Acquisition, Inc. and
                  Computer Language Research, Inc.

  2.2             Stock Purchase Agreement dated as of January 12, 1998, among
                  The Thomson Corporation, Sabre Acquisition, Inc. and certain stockholders of Computer Language Research, Inc.

  99.1            Joint Press Release of Computer Language Research, Inc., and
                  The Thomson Corporation, dated January 13, 1998.